September 30, 1998


NevStar Gaming & Entertainment Corporation
P.O. Box 96807
Las Vegas, NV 89193-6807

Attention: Mr. Michael Signorelli, Chairman of the Board

     Re:   Permanent First Mortgage Loan (the "Loan")
           Hotel/Casino in Mesquite, Nevada

Dear Mr. Signorelli:

     This letter constitutes the Commitment (the "Commitment Letter") of CNB Capital, Inc. (the "Lender") to make one real estate first mortgage loan to the entity described below as the borrower (the "Borrower"). On the terms and conditions of this Commitment Letter, the commitment made herein, is as follows:

     1. Borrower: A single purpose and asset bankruptcy remote entity to be formed and wholly owned by NevStar Gaming & Entertainment Corp., a Nevada corporation and publicly held company which Michael Signorelli is the Chairman of the Board.

     2.     Purpose of Loan.   The purpose of the Loan is to refinance the
current indebtedness of the collateral property as described below and payoff the following:

            (a) To the extent of not more than $5,450,000, a payoff of unpaid principal balance of Borrower's existing first mortgage loan on the Real Estate (as hereinafter defined), the existing first mortgage loan being held by First Credit Bank; and

            (b) To the extent of not more than $7,285,000, a payoff of unpaid promissory notes due, to Kelley-Tam, (as hereinafter defined), the Kelley-Tam Notes; and

            (c) To the extent of not more than $1,099,000, a payoff of unpaid promissory notes due, to PMJ, (as hereinafter defined), the PMJ Notes; and

            (d) To the extent of not more than $854,000, a payoff of the construction payables (as hereinafter defined), the existing payable being owed to A.F. Construction; and

            (e) To the extent of not more than $1,215,000, a payoff of the commitment note due, to Kelley-Tam, plus deferred interest, (as hereinafter defined), the Kelley-Tam Commitment Notes; and

            (f) To the extent of not more than $250,000, a payoff of the commitment note due, to Mr. Hon, (as hereinafter defined), the Hon Commitment Notes; and

            (g) The extent of not more than $2,547,000, reimbursement to Borrower for the construction and pre-opening expenses set forth in Schedule #1 hereto (any balance thereof not used for such purpose to be applied to the interest reserve account); and

            (h) To the extent that additional debt exists with other secured or unsecured creditors, the balance of the loan amount can be applied to said debt (including any interest accrued on the principal amount of any of the above loans) once all closing costs associated with this commitment have been paid.

The proceeds of the Loan (the "Loan Proceeds") may not be used for any purposes other than as set forth above. In no event shall the Loan Proceeds be used for personal, family or household purposes.

     3.     Principal Amount of Loan:     The least of the following:

     (a)    Up to a maximum of Twenty Million Dollars ($20,000,000.00);

     (b) 65% of the fair market value of the Real Estate as disclosed by the Appraisal, including business and service income. The scope of work for said appraisal shall treat the Collateral (as defined below) as a business on-going concern;

     (c) That maximum loan amount determined in accordance with Lender's underwriting guidelines to be (in the exercise of reasonable commercial banking judgment) justified by Borrower's net operating income from the Real Estate (net operating income being Borrower's gross income from the Real Estate less all costs and expenses of owning and operating the Real Estate, including business and service income);

     (d) The maximum loan amount determined in accordance with Lender's underwriting guidelines to be (in the exercise of reasonable commercial banking judgment) justified by a Debt Service Coverage Ratio of not less than 1.40 to 1; or

     (e) The actual amount required to pay all of the sums set forth in paragraph 2 above.

      4.    Term, Maturity Date and Amortization:

     (a) Initially, the term of the Loan shall be approximately three (3) years commencing on the date of the Closing of the Loan and ending on the first day of the calendar month next following the third anniversary date of the Closing of the Loan (the "Maturity Date"). Until the Maturity Date, interest only shall be paid monthly in arrears on the first day of each calendar month until the Maturity Date. On the Maturity Date, the entire unpaid principal balance of Loan, together with all interest and other charges then accrued or due but unpaid, shall be paid in full in a single Balloon Payment.

     (b) If the Collateral achieves a stabilized twelve (12) month Debt Service Coverage Ratio of 1 to 1.40 (determined on a trailing basis) prior to the Maturity Date, and provided that the Borrower is not then in default under any of the Loan Documents (as defined below), the Borrower, at Borrowers option, will have the right to convert the Loan to a fixed term amortizing first mortgage loan on the Collateral upon and subject to the following general terms and conditions as the Lender customarily uses for loans of similar size, quality and type:

Term:                   10 years

Amortization:           20 year

Interest Rate:          275 basis points over the corresponding treasury fixed
                        as of the date of closing of the conversion.

Principal Amount:       Equal to the unpaid principal balance of the Loan as
of the date             of closing of the conversion.

Loan to Value:          Loan to Value Ratio of not greater than 60%.

Conversion Fee:         1% of the principal amount of the converted loan in
lieu of the exit        fee provided for in paragraph 7(d)below.

Prepayment:             Years 1-2, no prepayment allowed; Years 3-9, greater
of 1% or Yield          Maintenance (as defined below).

                        Year 10, no premium or penalty for any prepayment.

Collateral:             The Collateral.

     5. Interest Rate. As otherwise provided in this paragraph, that fixed rate of per annum interest which as of the date of the Closing of the Loan is equal to 3.5 points over the published 6 month LIBOR rate as published electronically at the time of determination thereof by Lender on either of the Dow Jones Telerate, Inc. or Bloomberg Financial Markets (collectively, the "Financial News Wires"), or is such Financial News Wires no longer publish such information, in another authoritative source selected by the Lender. However, if within a forty (40) days of Lender's execution of this Commitment Letter, the Lender has not received all documentation and other information required to satisfy each of the Conditions Precedent, other than those to be satisfied by Borrower only as of the date of the Loan Closing, the Lender, in its sole and absolute discretion, may:

      (a) extend the expiration date of this Commitment Letter with such changes, modifications and/or additions to the terms, covenants, conditions and other provisions hereof as the Lender, in its sole discretion, shall determine are necessary to insure that the Loan provides a yield to the Lender equivalent to interest at that annual rate equal to 3.5% over the LIBOR rate; or

      (b) extend the expiration date of this Commitment Letter with no changes or additions to the terms, covenants, conditions and other provisions hereof.

Interest shall be charged and accrued daily on the unpaid principal balance of the Loan. Interest for each day shall be calculated by multiplying the unpaid principal balance of the Loan at the end of such day by the interest rate in effect at the end of such day and then dividing the product thereof by three hundred sixty (360).

      6. Principal and Interest Payments: Interest only shall be paid monthly in arrears commencing on the first day of the calendar month next succeeding the date of Closing and so continuing on the first day of each month thereafter until the Loan is paid in full. Principal shall be paid in full in a single Balloon Payment due and payable on the Maturity Date.

      7.  Commitment Fee, Break-Up Fee, Report Deposit Fee and Exit Fee:

      (a) Break-Up Fee: In the event that the Loan does not close due to any material failure of the Borrower or the Guarantor to comply with the terms of this Commitment Letter or by reason of any misrepresentation (intentional or unintentional) of the Borrower or the Guarantor, the Borrower shall forthwith pay the Lender a break-up fee equal to seventy-five one hundredths of one percent (.75%) of the Loan Amount.

      (b) Origination Fee: At the Closing of the Loan, the Borrower shall pay the Lender an Origination Fee in an amount equal to two percent (2.0%) of the Loan Amount (the "Origination Fee"). The Origination Fee is in addition to the Report Deposit Fee.

      (c) Report Deposit Fee: Simultaneously with the Borrower's execution and delivery of this Commitment Letter to the Lender, the Borrower will pay to the Lender a Report Deposit Fee in the amount of $25,000.00 (the "Report Deposit Fee") to cover, among other things, the costs and expenses incurred by the Lender in conducting its due diligence necessary to underwrite the Loan. Should the Loan not close for any reason other than Borrower's or Guarantor's failure to comply with the terms of this Commitment Letter in any material respect or any misrepresentation (intentional or unintentional) of Borrower or Guarantor, the Report Deposit Fee remaining after the deduction therefrom by the Lender of the reasonable costs incurred by Lender in preparing, negotiating and issuing this Commitment Letter and preparing to close the Loan (including, but not limited to, legal fees and expenses of Lender's Counsel and fees in connection with the Appraisal, the Environmental Report, the A&E Report, the preparation and delivery of releases or assignments of existing mortgages or liens, title insurance premiums, survey charges, mortgages and documentary stamp taxes and recording fees) and the costs and expenses incurred by Lender in connection with its said due diligence (including, but not limited to underwriting expense, expense incurred by Lender for site inspections and travel time and expenses) shall be refunded by Lender to the Borrower. If the Loan does not close by reason of Borrower's or Guarantor's failure to comply with the terms of this Commitment Letter in any material respect or by reason of any misrepresentation (intentional or unintentional) of Borrower or Guarantor, then:

          (i) the Borrower shall pay all costs and expense incurred by the Lender in connection with this Commitment Letter and/or the Loan, including, but not limited to, legal fees and expenses and fees and costs in connection with the Appraisal, the Environmental Report, the A&E Report, site inspections, due diligence, surveys, title insurance premiums, survey charges, underwriting expenses, travel expenses, recording or filing fees and documentary taxes;and

          (ii) the then unexpended balance of the Report Deposit Fee shall be applied first against and in reduction of Lender's said costs and expenses in connection with this Commitment Letter and/or the Loan and, second, the remainder, if any, against and in reduction of the Break-Up Fee.

            If the Loan closes, the Report Deposit Fee shall be accounted for at the Closing and credited to Borrower's closing costs.

      (d) Exit Fee: Subject to the provisions of paragraph 4(b) above, the Borrower shall pay to the Lender on the date the Loan is paid in full (but not later than the Maturity Date) an exit fee equal to one percent (1%) of the original principal amount of the Loan (the "Exit Fee").

      8. Collateral Security: The Collateral Security for the Loan shall be:

      (a) A perfected first priority mortgage and lien (or, if applicable, deed of trust) on the real estate, together with the 220 room hotel/casino in Mesquite, Nevada and other improvements now or hereafter located thereon (the "Improvements"), and commonly known as The Mesquite Star Hotel & Casino, Mesquite Blvd. & I-15 Freeway, Mesquite, Nevada, and being more particularly described as set forth in Exhibit A-1 attached hereto (selectively, the "Land" and the Land and Improvements being hereinafter on occasion referred to collectively as the "Real Estate").

      (b) Except for any such personal property as is currently leased or leased prior to Closing subject to an installment purchase contract or otherwise financed by Borrower from independent third party lessors (including, normal replacements, substitutions and improvements of such items), a perfected first priority security interest in and to all fixtures, equipment, inventory in excess owed the wholesaler, contract rights, instruments, documents, accounts and general intangibles of Borrower, whether now owned or existing or hereinafter arising or acquired, affixed or to be affixed to or arising out of, as a result of or incidental to or acquired or to be acquired for use in connection with or otherwise pertaining to all or any part of the Real Estate, or the use, ownership, management, development or occupancy of all or any part thereof or the repair, restoration, replacement or improvement of all or any part thereof; any and all replacements, substitutions, exceptions or additions to or for any of the foregoing and all products and cash and non-cash proceeds of any or all of the foregoing (selectively, the "Personal Property Collateral"):

      (c) Perfected first priority assignment of all the leases, rental agreements and other occupancy or rental arrangements now or hereafter in effect with respect to all or any part of the other Collateral (as hereinafter defined), all guarantees and security for any thereof and all rents, issues, other revenues, and profits payable or to become payable thereunder (selectively, the "Leases and Rents"); and

      (d) A first priority assignment of any management agreement in effect with respect to all or any part of the Collateral, each such management contract to be in form and substance acceptable to Lender subordinate to the Loan Documents, the liens thereof and the rights of Lender hereunder and Lender to have the right to terminate any such management agreement upon any default by Borrower under any one or more or all of the Loan Documents Borrower may change management company with Lender's prior written approval. Lender may not unreasonably withhold such approval.

            The Real Estate, the Personal Property Collateral, the Leases and Rents and said management contract(s) are hereinafter referred to collectively as the "Collateral."

      9. Guarantor: The following: NevStar Gaming & Entertainment Corporation and Michael J. Signorelli (individually and jointly and severally) (collectively, the "Guarantor") but only with respect to the "Recourse Obligations" described in paragraph 15 below and the Obligations of Borrower and Guarantor to Lender under the Hazardous Materials Indemnity Agreement to be executed by them pursuant to the provisions of paragraph 12(f) below.

      10.  Legal Matters:

      (a) Quality of Documents and Items: Each document and item required to be submitted to the Lender or Lender's Counsel pursuant to the terms of this Commitment Letter shall be in form and substance satisfactory to the Lender and Lender's Counsel and for all purposes shall be deemed submitted to them for their respective approvals.

      (b) Lender's Counsel. Lender's Legal Counsel is Daniel D. Muller, Esquire of the Manchester, New Hampshire office of the Law Firm of Peabody & Brown. The address of the Manchester, New Hampshire office of said law firm is 889 Elm Street, Manchester, NH 03101 (telephone number (603) 628-4000).

      (c) Cost of Lender's Counsel: In addition to all other fees, costs and expenses payable by Borrower pursuant hereto, by reasonable cost o Lender's Counsel, counsel for Lender's Repurchaser and any local or special counsel engaged by Lender or Lender's Counsel and all reasonable expenses charged to Lender by such counsel shall be charged to, and paid by, the Borrower. Lender, however, agrees that the fees of Lender's Counsel shall not exceed $25,000.00 in the aggregate if the transaction contemplated hereby does not involve any exceptional or unusual problems or unexpected delays in closing.

      11. Loan Closing: The Closing (selectively, the "Closing" or the "Closing Date") shall take place thirty (30) days following the date all Conditions Precedent (as defined below) required to be satisfied prior to the Closing have, to the sole judgment of a Lender and Lender's Counsel, been fully satisfied and/or waived or on such earlier date as the Lender and Borrower may hereafter agree upon in writing, time being of the essence hereof. The Closing shall take place at such location as the parties may agree upon in writing.

      12. Loan Documents. Loan Documents shall consist of the following (collectively the "Loan Documents");

       (a)  Loan Agreement: Including provisions for the following:

            (i) Reserves shall be deposited by Borrower with the Lender at Closing (or Lender may withhold from the Loan Proceeds) in an amount equal to one hundred twenty-five percent (125%) of the cost of any other immediately needed repairs or maintenance to the Improvements disclosed by the A&E Report (as hereinafter defined), such reserves to be released to Borrower for reimbursement for such maintenance and repair expenses on terms acceptable to Lender and Lender's Counsel:

            (ii) Borrower will submit to Lender within thirty (30) days of all county, state and municipal taxes and special assessments, invoices and bills received by Borrower with respect to the Real Estate or any of the other Collateral then having been due and payable have been paid in full;

            (iii) Borrower will submit to Lender within thirty (30) days of taxes and insurance becoming due and payable, evidence that said insurance and tax payments then having become due and payable, have been paid in full;

            (iv) Subject to Borrower's satisfaction of certain conditions as provided in the Loan Documents (including payment of a 1% fee prior to sale and securitization of the Loan, or $10,000 fee after sale or securitization), Borrower has a one time right to transfer title to the Real Estate and the other Collateral. Otherwise, any sale, transfer or conveyance of all or part of the Real Estate or the other Collateral shall give Lender the right to declare the balance of the Loan immediately due and payable;

            (v) Designation and specifications of events of default satisfactory to Lender and Lender's Counsel;

            (vi) The senior management, control and ownership of Borrower shall not change without the prior written consent of the Lender and Borrower shall continue to be a single asset entity. Lender shall not unreasonably withhold such written consent;

            (vii) Lender shall have the right to conduct an environmental audit at any time during the term of the Loan and, in addition, such environmental audit shall be conducted at Borrower's expense in the event Lender has received notice of an environmental enforcement action, notice, or lien;

            (viii)Lender shall have the right, in the exercise of reasonable commercial banking judgment, to adjust the monthly contributions to all escrow and/or reserve accounts to such amounts as Lender deems reasonably prudent to account for actual or projected increases or decreases in the amounts of the items to be paid therefrom (such right to be exercisable by Lender as often as the occasion therefore shall arise but only after affording Borrower thirty (30)days to cure any circumstances necessitating any such adjustment that will result in any increase in such monthly contribution unless such circumstances are of a nature whose cure is impossible);

            (ix)  Borrower shall submit to Lender within one hundred twenty
                  (120) days following the close of each calendar year financial statements with respect to the Real Estate in form and substance satisfactory to Lender prepared by Borrower's independent certified public accountants. Borrower shall also submit to Lender such other and further information with respect to Borrower, Guarantor, the Real Estate or the business or financial affairs of any of them as the Lender may reasonably require from time to time; and

            (x) A prohibition against any change, modification or termination to any management agreement in effect with respect to the Real Estate without prior written consent of the Lender and a prohibition against any liens on all or part of the Collateral (whether junior or senior to the Loan Documents) without the prior written consent of the Lender. Lender shall not unreasonably withhold such written consent.

The Lender will furnish the Borrower with copies of the Loan Documents for review within fifteen (15) days following that date Lender completes its underwriting and receives the approval of its credit committee for the Loan.

       (b)  Promissory Note: Including provisions for the following:

            (i) The Promissory Note shall allow the Lender to collect late payment charges up to 4% of the amount of any late payment on that Note;

            (ii) After any acceleration of the Maturity Date, the interest rate in effect at such time shall be increased by the annual rate of 4%; and

            (iii) During the term of the Loan, the Borrower may prepay the principal amount of the Loan in whole or in part provided Borrower pays Lender a premium equal to one percent (1%) of the amount so prepaid;

      (c) Guaranty: Direct, unconditional guaranty by the Guarantors of the complete payment, performance and satisfaction of all the Recourse Obligations (as hereinafter defined);

      (d) Security Instruments: Including the following (all of which may be combined into one or any other number of documents):

            (i) Mortgage Instrument: The Mortgage Instrument shall be a perfected first priority lien and mortgage (fee or leasehold where and when it is applicable) and, consistent with the terms hereof, shall include provisions as to required insurance, prohibitions on transfer, future mortgaging, selling, conveying, leasing, and voluntary and involuntary liens, all as the Lender may require as well as other provisions reasonably required by Lender or Lender's Counsel;

            (ii) Security Agreement and Financing Statements: The Security Agreement and Financing Statements shall provide a perfected first priority security interest in all of the Personal Property Collateral;

            (iii) Assignment of Leases and Rents: A perfected, first priority assignment of Borrower's interest in all of the Leases and Rents (including the rights to receive rents); and

            (iv) Assignment of Management Contracts. A perfected first priority assignment of Borrower's rights and interest in all management agreements in effect with respect to the Real Estate with the consent of each franchiser, concessionaire and property manager to the same and also to contain full and complete subordination and standstill of each such management agreement and right of the property manager thereunder to the Loan Documents and the right of the Lender conditions set forth in Paragraph 12(d) above. Initially, the property manager shall be the Borrower.

      (e)   Intentionally Omitted.

      (f) Hazardous Materials Indemnity Agreement: An indemnity agreement executed by Borrower and Guarantor, jointly and severally indemnifying Lender for any and all liability of the Lender under any and all state and federal environmental or hazardous materials laws.


      (g) Other Documents: Such other and further documents, instruments and agreements as the Lender, Lender's Counsel, the Lender's Loan Repurchaser or its counsel may reasonably require consistent with the nature of the Loan, the Collateral, the borrowing entity and prudent and reasonable practices which are not inconsistent with this Commitment Letter or the transactions contemplated hereby.

      13. Availability of Funds: Except for any thereof to be held as a reserve for the Initial Repairs, the Loan Proceeds should be made available at the Closing, the recordation and/or filing of the Loan Documents and such other documents or instruments requiring such filing or recordation and Lender's receipt of the Loan Proceeds from its funding source for the Loan less any amounts which Lender, at its sole discretion, may retain therefrom to pay amounts by Borrower to others as a result of the Closing, including, but not limited to, those third party expenses described in Paragraph 14 below. Lender shall have no liability with regard to the time at which its fund wire transfers are received, and shall not be responsible for any charges incurred, interest lost, or any other liability due to timing of the wire transfer.

      14.   Fees and Expenses:

      (a) Generally: Borrower will pay, at the Closing, any and all reasonable, documented charges and fees incurred by Borrower and/or Lender in connection with the Loan including, but not limited to title examination and title insurance, surveys, recording and filing fees, documentary stamps, mortgage recording taxes and other taxes imposed by reason of the execution and/or delivery and/or recording of any of the Loan Documents and all other taxes (other than income taxes of Lender) applicable to the Loan, legal, engineering, environmental, due diligence, architect, insurance consultant, appraisal fees and expenses, escrow, license and permit fees and expenses, insurance premiums, flood search fees, site inspection, travel time and expenses and such other expenses as reasonably may be incurred in connection with the Loan.

      (b) Survival. The provisions of this Paragraph 14 shall survive the Closing and any termination or expiration of this Commitment Letter.

      15. Non-Recourse Feature: Notwithstanding anything contained in this Commitment Letter to the contrary, the Lender agrees and (except as hereinafter set forth) the Loan Documents shall provide, that the Borrower shall have no personal liability for the repayment of the Loan or the performance of any of the Borrower's obligations under any of the Loan Documents except for the following (the "Recourse Obligations"):

      (a) The obligation to pay fees and expenses provided for in Paragraph 14 and 7 above;

      (b) Misapplication of insurance proceeds, condemnation proceeds, or tenant security deposits;

      (c) Rents collected more than one month in advance not applied to the repayment of the Loan or the operating expense of the Real Estate;

      (d) Rents collected after the occurrence of any event of default under any of the Loan Documents not applied to the repayment of the Loan or operating expenses of the Real Estate;

      (e) Failure to pay (or deposit into reserves held by the Lender funds sufficient to pay) taxes or insurance on the Collateral or any part thereof, any other cost or expense related to the Collateral for which the Borrower is required to escrow funds hereunder or under any of the Loan Documents or any liens with priority over any of the liens created under any one or more all of the Loan Documents;

      (f) Damages arising from any fraud or misrepresentation of the Borrower;

      (g)  Intentional damage to all or any part of the Collateral;

      (h) The obligations of the Borrower to Lender under the Hazardous Materials Indemnity Agreement be executed by the Borrower and the Guarantor or any of the provisions of any of the Loan Documents dealing with hazardous or toxic substances or materials; or

      (i) The failure by the Borrower to comply with any applicable federal, state, county or municipal environmental laws, statutes, codes, ordinances or regulations.

      16. Conditions Precedent: The obligations of Lender hereunder to close the Loan and disburse the Loan Proceeds are expressly contingent upon the full and complete satisfaction by the Borrower of each of the following conditions (collectively, the "Conditions Precedent" and, on occasion individually as a "Condition Precedent"):

      (a) Pre-closing Business Conditions Precedent. Lender shall have received not more than twenty (20) days after receipt by the Lender of all of Borrower's Pre-Closing Business Documents (as hereinafter defined) an agreement from a purchaser of Lender's choice ("Lender's Repurchaser") to purchase the Loan from the Lender at the Closing upon terms and conditions satisfactory to the Lender, in its sole discretion, (the "Loan Repurchase Agreement"), and Lender shall have completed its underwriting, and received its Credit Committee's approval, for the Loan not more than twenty (20) days after the date the Lender receives all of the Borrower's Pre-Closing Business Documents and the Pre-Closing Document Notice and such underwriting shall have disclosed the Loan and the Collateral meet all of Lender's guidelines (whether underwriting or other). Also, Lender shall have received not more than thirty (30) days after the Effective Date of this Commitment Letter each of the following (the "Borrower Pre-Closing Business Documents") from the Borrower and a notice in writing from the Borrower to Lender in the form of Exhibit B attached hereto (the "Pre-Closing Document Notice") which shall be deemed received by Lender upon the next business day of Lender after Borrower deposits the same, properly addressed, by Federal Express or other equally recognized overnight courier:

            (i) Current financial statement from the Borrower and Guarantor prepared and certified by Borrower and Guarantor;

            (ii) Complete copies of any tax returns filed by the Borrower and/or Guarantor with any federal, state or local tax authority during the past three (3) years together with the schedules to each thereof;

            (iii) Financial, Income and Cash Flow Statements for the
                  Collateral for fiscal years ending December 31, 1995, December 31, 1996, December 31, 1997 and the six (6) month period ending June 30, 1998, prepared and certified by Borrower's Certified Public Accountant;

            (iv) A copy of the Deed to the Real Estate by which Borrower acquired title thereto and tax identification numbers for the Borrower and social security number for the Guarantor;

            (v) A true and complete copy of each lease, vendor contract and other contract or agreement effecting all or any part of the Collateral;

            (vi) A policy of hazard insurance with respect to the Improvements and Personal Property (or certificates thereof) in an amount equal to the lessor of the full replacement value of said Improvements and Personal Property Collateral or the Loan Amount and such policy to:

                  (a) contain a standard "Mortgagee" clause or endorsement with respect to the Improvements and a standard "lender's loss payable" or "lender's loss payee" clause or endorsement acceptable to Lender and Lender's Counsel and provisions for a minimum thirty
                        (30) day advanced written notice to Lender of any intended policy cancellation or non-renewal,

                  (b) be issued by an insurer satisfactory to the Lender and rated "A" or better in the most recent A.M. Best's Insurance Report and,

                  (c) be accompanied with proof of full payment of all premiums (non-financed) for a period to extend at least one year beyond Closing and a certification from the insurer in the event Lender obtains title to the Collateral or otherwise obtains control thereof, the insurance premiums will be at the same rate as would have been otherwise paid by the Borrower;

            (vii) The policy of general liability insurance (or certificate thereof) as to the Borrower, with such policy to:

                  (a) contains coverage types and amounts satisfactory to Lender and Lender's insurance consultant,

                  (b) be issued by an insurer satisfactory to the Lender and Lender's insurance consultant and rated "A" or better in the most current A.M. Best's Insurance Report and,

                  (c) be accompanied by proof of full payment of all premiums (non-financed)for a period to extend at least one year beyond Closing;

           (viii) Evidence satisfactory to Lender and Lender's Counsel as to whether or not any material part of the Real Estate is located within an area identified pursuant to the Flood Disaster Protection Act of 1973 as having special flood hazards, with the certification that is required with the surveys required by this Commitment Letter to be permitted to constitute such evidence, and Lender hereby reserving the right to make this Commitment Letter void or to require flood insurance policy naming Lender as Mortgagee if any Improvements are or will be located in a special flood hazard zone;

            (ix) Policies or certificates with respect to such other and further insurance as the Lender or Lender's insurance consultant may specify in writing, each such policy to be in such amounts and cover such risks as the Lender or its insurance consultant may reasonably require and issued by an insurer satisfactory to Lender, be accompanied by proof of full payment of all premiums (non-financed) for a period to extend to at least one year beyond Closing and be otherwise in a form and substance satisfactory to Lender and Lender's insurance consultant;

            (x) A copy of each real estate tax bill for the Real Estate and each part thereof for the then current real estate tax year (if available);

            (xi) Engineering report (selectively, the "A&E Report") in form and substance acceptable to Lender with respect to the structural soundness, condition and state of repair of the Improvements and the major systems and facilities serving the same (which report shall be ordered by the Lender, but paid for the Borrower) and any defects disclosed thereby (the "Disclosed Structural Defects");

            (xii) Phase I Environmental Report with respect to the Real Estate prepared by duly licensed or registered environmental engineer satisfactory to Lender (which report shall be ordered by Lender but paid for by the Borrower) disclosing the Real Estate to be free from any environmental defects except as expressly otherwise disclosed thereby (the "Environmental Report" and the "Disclosed Environmental Defects" respectively);

           (xiii) Evidence satisfactory to the Lender that all Disclosed Structural Defects and Disclosed Environmental Defects have been fully and completed remediated or, in the case of any Disclosed Environmental or Structural Defect which the Lender (in its sole discretion) permits to be remediated post-Closing by a date specified in writing by the Lender for the completion of such remediation, evidence satisfactory to the Lender and Lender's Counsel that formal written contractual arrangements of such remediation approved by the Lender and the Lender's Counsel are in place, funds are available (by escrow or otherwise specified by Lender) to pay all of the costs and expenses of such remediation, and that such remediation can reasonably be expected to be completed by the completion date for the same specified by the Lender in its sole discretion;

          (xiv) A written appraisal of the Real Estate (the "Appraisal") prepared by a certified M.A.I. state appraiser licensed in the State of Nevada satisfactory to the Lender (which appraisal shall be ordered by the Lender and paid for by the Borrower), certifying to the Lender and dated not more than 60 days prior to the Closing Date that the Real Estate has fair market value that will support a Loan to Value Ratio ("LTV") of not greater that 65%, it being expressly agreed that:

                  (a) if the appraisal shows a fair market value of less than the amount necessary to achieve an LTV of 65% or less either Borrower or Lender may terminate this Commitment Letter within ten (10) days after receipt of such Appraisal by written notice delivered to the other; and

                  (b)   Borrower shall order and pay the cost thereof;

            (xv)  Intentionally Omitted;

            (xvi) A detailed description of the Initial Repairs together with a complete copy of such contract for the installation and completion thereof;

           (xvii) From and after the date hereof and until the date of Closing, monthly operating statements for the Collateral prepared and certified by Borrower's management (each thereof being submitted to Lender for its review and approval);

           (xviii Intentionally Omitted;

            (xix) Evidence satisfactory to the Lender that the operating income from the Real Estate is and will continue to be sufficient to pay all operating expenses of the Collateral and all sums payable to Lender on or on account of the Loan as they become due and payable;

            (xx) Complete credit reports for the Borrower and Guarantor for Lender's review and approval (such credit reports to be ordered by the Lender and paid for by the Borrower); and

            (xxi) Such additional information which may be reasonably required by Lender or Lender's Counsel evaluating the Borrower, the Guarantor, the Collateral and/or the Loan contemplated hereby.

      (b) Pre-Closing Legal Conditions: Not later than thirty (30) days following the Effective Date of this Commitment Letter or at such other time as is specified with respect to any particular item, Lender's Counsel shall have received the following from Borrower or Borrower's Counsel (the "Pre-Closing Legal Documents"):

            (i) A Commitment for a policy of Lender's Title Insurance (the "Title Commitment") effective as of a date not more than forty (40) days prior to the Closing Date issued by Fidelity National Title or other title insurer satisfactory to Lender and Lender's Counsel (the "Title Insurer") naming the Lender as the proposed insured and Borrower as the owner of the Real Estate, disclosing that the Borrower is the owner of fee simple title thereto subject only to such liens, charges and exceptions (whether general or special), if any, as are acceptable to Lender and Lender's Counsel in their sole discretion (the "Approved Exceptions") and pursuant to which the Title Insurer irrevocably agrees to issue, subject only to exceptions and conditions acceptable to Lender and Lender's Counsel, a policy of Lender's Title Insurance in an amount equal tothe Loan Amount to Lender insuring, with such endorsements as Lender or Lender's Counsel may require (the "Insurance Policy") or, in lieu of the Title Commitment a Preliminary Report on Title containing the same assurances, that:

                  (a) Borrower is the owner of good, marketable, insurable and indefeasible fee simple title to the Real Estate and the Leases and Rents and/or leasehold title when and where applicable,
                  (b) The Mortgage constitutes a valid, enforceable and perfected first priority mortgage and lien on the Real Estate, and

                  (c) The Assignment of Leases and Rents constitutes a valid, enforceable and perfected first priority assignment of the Leases and Rents and that there are no leases other than the leases set forth in the certified rent roll (each of which shall be subject to and subordinate to the Mortgage);

            (ii) Copies of all instruments effecting the title to the Real Estate referred to in the Title Commitment;

            (iii) Three copies of an "as built" survey of the Real Estate prepared by a surveyor licensed in the state wherein the Real Estate is located in accordance with the Minimum
                  Street Detail Requirements for ALTA/ACSM Land Title Survey as adopted by the American Land Title Association on October 17, 1992 in the American Congress in Surveying and Mapping on November 11, 1992(including such optional Survey responsibilities and Specifications as may be reasonably required by Lender) and any other survey requirements of the Lender, Lender's Counsel or the Title Insurer, dated not more than thirty (30) days prior to the Closing Date, certified by said surveyor in the manner set forth in Exhibit C hereto, showing (among other things) the Real Estate to be free of encroachments, overlaps and other survey defects and otherwise conforming with the requirements of Exhibit E attached hereto and also being in form and substance satisfactory to the Lender, Lender's Counsel and the Title Insurer;

            (iv) A Surveyor's Report prepared and certified by the surveyor described in "(iii)" above with respect to the Real Estate in form and substance satisfactory to the Lender, Lender's Counsel and the Title Insurer;

            (v) Evidenced reasonably satisfactory to the Lender and Lender's Counsel that the Real Estate is in compliance with all applicable federal, state, county and municipal laws, statutes, codes, regulations, ordinances and other similar requirements of all applicable governmental and quasi governmental authorities, agencies, departments and inspection organizations, including, but not limited to, zoning regulations, building restrictions, environmental requirements, the Americans with Disabilities Act and occupational safety and health requirements and that the Real Estate consists of a separate tax lot so that it is assessed separate and apart from any other property owned by Borrower or any other person or entities;

            (vi) Permanent Certificate of Occupancy acceptable to Lender's Counsel and such other certificates, approvals, permits, licenses and approvals of each regulatory and inspection organization or authority (whether governmental or private)that is required (or customarily procured) concerning the construction, use, occupancy or operation of the Real Estate or any other Collateral, all the foregoing to be in full force and effect, final and non-appealable;

            (vii) Evidence reasonably satisfactory to Lender and Lender's
                  Counsel that:

                  (a) There is no outstanding conditional sales contracts, chattel mortgages, security agreements, mortgages, deeds of trust, options, financing statements or other title instruments or lien documents or legal impediments, mechanics or materialsmen liens or other encumbrances affecting any of the Collateral, except as set forth in Schedule #2 hereto, that will not be repaid at Closing and fully released;

                  (b) No circumstances or events have occurred at or prior to the Closing Date which subsequent to the Closing Date could give rise to an encumbrance on the Collateral or any part thereof other than those held by the Lender; and


                  (c) Except for furniture and equipment leases and installment contracts listed on Schedule #2 hereto, that the Personal Property Collateral is owned by the Borrower free of any and all liens, encumbrances, security interests, pledges, hypothecations or other adverse claims;

            (viii) Certified copies of Borrower's organizational documents and all action taken by Borrower to authorize the procurement of the Loan, the execution, delivery and performance of the Loan Documents, together with a Certificate of Good Standing or Existence from the appropriate governmental authority in the jurisdiction where Borrower was organized and each jurisdiction wherein any of the Collateral is located or wherein the Borrower conducts any material part of Borrower's business, all of the foregoing to be issued not more than thirty (30) days prior to the Closing Date;

            (ix) A written opinion from Borrower's Counsel addressed to Lender and to be provided at the Closing concerning the following:

                  (a) The Security Instruments executed by Borrower and delivered to Lender create a first priority perfected security interest in favor of the Lender in the Personal Property Collateral;

                  (b) Execution of the Loan Documents has been duly authorized by all necessary actions of Borrower and Guarantor and such executions have been performed by the persons authorized to do so;

                  (c) Each of the Loan Documents are valid, binding and legal obligations of the Borrower and the Guarantor and are enforceable against them in accordance with their respective terms;

                  (d) Borrower and Guarantor are duly organized and existing and in good standing under the laws of their respective jurisdictions of organization and are in good standing under the laws of each jurisdiction wherein any part of the Collateral is located or in which either of them conduct any material part of their respective businesses;

                  (e) Neither Borrower or Guarantor is a party to any pending litigation nor is any litigation threatened against either of them, which, if adversely determined, would impair the ability of them to meet their respective obligations under any of the Loan Documents;

                  (f) The fees and interest charged or to be charged by the Lender in connection with the Loan do not violate any usury or other similar laws of the State of Nevada; and

                  (g) That the Real Estate is in compliance with all applicable federal, state, county and municipal laws, statutes, codes, ordinances and regulations and other similar requirements as contemplated by Paragraph(iv) above;

            (x) A Certificate from Borrower in form and substance acceptable to Lender and Lender's Counsel and to be provided by Borrower to Lender at the Closing, certifying that to the best of Borrower's knowledge and after due diligence and appropriate inquiry:

                  (a) No hazardous substances (including, but not limited to asbestos and the group of organic compounds known as polychlorinated biphenols) have been generated, treated, stored or disposed of, or otherwise deposited in or located on the Real Estate (including, without limitation, the surface or subsurface waters of the Real Estate) nor have any activities been undertaken on the Real Estate which would cause (1) the Real Estate to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Real Estate into the ambit of, the Resource Conservation and Recovery Act of 1986 ("RCRA"), 42 U.S.C. 6901 et seq., or any similar state law or local ordinance, (2) a release or threatened release of hazardous waste from the Real Estate within the meaning, or otherwise bring the Real Estate within the ambit of, the Comprehensive Environmental Response and Liability Act of 1980 ("CERCLA") 42 U.S.C. 9601-9650, or similar state law or local ordinance or any part other environmental aws, or (3) the discharge of pollutants or affluence into any water source or system, the discharge into the air of any omissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or the Clean Air Act, 42 U.S.C. 7401 et seq. or any similar state law or local ordinance, (4) there are no substances or materials on the Real Estate which would support a claim or cause of action under RCRA, CERCLA or any other federal, state, county or local environmental statutes, regulations, ordinances or other environmental or regulatory requirements and
                        (5) no underground storage tanks or underground deposits are located on the Real Estate, except as may be disclosed in a report prepared by Lender's environmental consultant and may be normally used in the operation of the Real Estate at a level or in a condition so as to have been determined not to constitute an environmental hazard;

            (xi)  A Loan Information Form supplied by Lender duly completed;

            (xii) A Subordination Agreement from each principal of, or investor in, the Borrower ("Inside Creditor") who holds debt from the Borrower subordinating any and all indebtedness of Borrower to such Inside Creditor to the payment and performance of the indebtedness, liabilities, obligations and undertakings of the Borrower to the Lender under the Loan Documents, and otherwise to be in form and substance satisfactory to the Lender and Lender's Counsel;

          (xiii) Letter from the appropriate county and municipal authorities certifying that the Real Estate is in compliance with all applicable zoning and other land use ordinances, regulations and codes applicable thereto for the use, occupancy, operation or management thereof;

            (xiv) Borrower and, if required by Lender, Borrower's general partner(s), managing member(s) or principal shareholder(s) shall be a "Single Purpose Entity."For purposes hereof, a Single Purpose Entity shall mean a United States corporation, partnership or other legal business organization which does not and cannot by virtue of its organizational documents engage in any business other than owning and operating the Collateral or acquire or own material assets other than the Collateral and incidental personal property, and which(a) maintains its assets in a way which segregates and identifies such assets separate and apart from the assets of any other person or entity, (b) holds itself out to the public as a separate legal entity from any other person or entity, (c) conducts business indebtedness other than the Loan and other indebtedness incurred in the ordinary business provided such other indebtedness is not evidenced by a note or similar instrument and, (e) otherwise complies with rating agency standards for a single purpose entity. Borrower's organizational documents and the loan documents will require the unanimous vote of directors and/or members of Borrower in connection with the filing of a bankruptcy petition, and other standard bankruptcy remoteness provisions. The Lender may require such non-consolidation opinions from Borrower's counsel as it may request;

            (xv) Certificate from the Borrower and dated not more than forty-five (45) days prior to the Closing Date, certifying to the Lender that the Real Estate and the use, occupancy, operation and management thereof comply in all respects with all federal, state, county and municipal laws, statutes, ordinances, regulations, codes and similar requirements applicable hereto;

            (xvi) Evidence satisfactory to Lender and Lender's Counsel of
                  Borrower's compliance with the Environmental Clean Up Responsibility Act and that no action is pending or liens imposed or threatened under any Spill Compensation and/or Control Acts;

           (xvii) Evidence satisfactory to Lender and Lender's Counsel that all easements necessary for utilities, public road access, parking and otherwise are in place and that all necessary utilities are available on the Land;

          (xviii) UCC, litigation and tax lien search acceptable to Lender and its counsel; and

            (xix) A letter addressed to Lender in the form of Exhibit "D"
                  attached hereto or duly executed by the Borrower (the "Pre-Closing Legal Conditions Letter").

      (c) Closing Date Documentary Conditions: At or before the Closing, Lender and Lender's Counsel shall have received, or at the direction of Lender or Lender's Counsel the Title Insurer shall have received, the following from Borrower or Borrower's Counsel:

            (i)  The Loan Documents duly executed by the Borrower and
                  Guarantor and all others whose execution is required and, where appropriate, duly filed or recorded or accepted by the Title Insurer;

            (ii) The Origination Fee and all other amounts required to be paid by Borrower or third parties to or for the benefit of the Lender pursuant to the terms of this Commitment Letter (the same to be paid from the Loan Proceeds, if there are such proceeds available for such purposes);

            (iii) The original, fully executed releases of all mortgages, liens and other encumbrances to be discharged in connection with the Closing, original fully executed UCC-3 Termination Statements of all financing statements terminated in connection with Closing and any other appropriate release documents fully executed by the holders of the instruments released, together with wiring instructions for the payoff of each such mortgage, lien, encumbrance, financing statement or other instrument;

            (iv) The Title Insurance Policy conforming with the provisions of Paragraph 16(b)(1) and Exhibit "F" attached hereto; and

            (v) Evidence acceptable to Lender and Lender's Counsel that the transferor of any real estate involved in the transaction as contemplated by this Commitment Letter either (a) is not a foreign entity or (b) if such transferor is a foreign entity, evidence to assure Lender that transfer of such property was accomplished in accordance with all applicable tax codes, especially Section 1445 of the Internal Revenue Code.

      (d)   Other Closing Date Conditions: As of the Closing Date:

            (i) There shall have been no material adverse changes in the business condition (financial or otherwise) of the Borrower or the Guarantor which, in the sole discretion of Lender, would materially impair either the value of the Collateral or Borrower's, or Guarantor's ability to perform their respective obligations under the Loan Documents to any material extent;

            (ii) The Collateral shall be undamaged by fire or other cause and there shall be no condemnation or eminent domain proceedings threatened or pending against the Collateral or any part thereof;

           (iii) Borrower's Debt Service Coverage Ratio shall not be less than 1.40 to 1 [because the final interest rate will not be set until the business day of Lender next preceding the date of Closing, should the index rate increase to a level that causes the Debt Service Coverage Ratio to be below the minimum Debt Service Coverage Ratio, the Lender may, at its option, reduce the amount of the Loan to an amount which will cause the Debt Service Coverage Ratio to be equal to the minimum Debt Service Coverage Ratio. If pursuant to the terms hereof, the Lender chooses to reduce the loan amount to a level unacceptable to the Borrower, the Borrower will have the option of terminating this commitment and shall be liable for all Lender's expenses as set forth in Paragraph 7(c)];

         (iv) Borrower shall have paid all fees and expenses payable by it pursuant to this Commitment Letter, including, but not limited to, third party fees and expenses described in Paragraph 14 of this Commitment Letter;

         (v) No event shall exist or circumstances have occurred which, with the passage of time or giving notice or both, would constitute an event of default under any of the Loan Documents;

         (vi) There shall have been no change in the senior management, ownership or control of the Borrower, without the prior written consent of the Lender (a provision to this effect to be included in the Loan Documents);

         (vii) Borrower shall be the owner of good, marketable, insurable, and indefeasible fee simple title to the Real Estate and the other Collateral and such title shall be unencumbered but for the Approved Exceptions;

         (viii) All of the information, representations, exhibits and other materials submitted with or in support of the Loan request are accurate in all material respects and there must be no adverse change in the set of facts prior to the disbursement of funds or during the term of the Loan;

         (ix) The Loan and the Closing thereof shall in all respects be legal and not violate any applicable law or other requirements of any governmental authority; and

         (x) No litigation shall be pending or threatened by, against or with respect to Borrower, Guarantor or any of the Collateral which, in the sole judgment of Lender, has or might reasonably be expected to have a material adverse effect on the Borrower, the Guarantor or any of the Collateral;

         (xi) Lender shall have inspected the Real Estate prior to Closing and shall have approved the same;

         (xii) Lender's Loan Repurchaser completes its purchase of the Loan pursuant to the Loan Repurchase Agreement, Borrower and Guarantor hereby expressly acknowledging that Lender has informed them, and they understand, that Lender will be unable to close and fund the Loan unless Lender's Loan Repurchaser funds the same pursuant to the Loan Repurchase Agreement; and

         (xiii) Lender's credit committee shall have approved the Loan by the time provided for such approval above and Lender shall have notifies the Borrower in writing of such approval and any additional terms and conditions required by said approval; and Borrower shall have accepted the same and complied with each thereof; and

         (xiv) The borrowing entity has conduit acceptable bankruptcy remoteness language.

     17.  Advice As to Deficiencies:  Upon Lender's receipt of the
Borrower's Pre-Closing Document Notice and the receipt by Lender's Counsel of the Pre-Closing Legal Conditions Letter described in Paragraph 16(b)(xviii), Lender and Lender's Counsel shall review all documentation thereto submitted to them under Paragraphs 16(a) and 16(b) of this Commitment Letter and, following said review, shall notify the Borrower in writing of any deficiencies in such documentation.

     18. Acceptance By Borrower: This Commitment Letter must be accepted by Borrower and Guarantor by executing and returning to the Lender a copy of this Commitment Letter (together with the Report Deposit Fee) on or before 5:00 p.m., local time, on the seventh day following the date hereof, failing which this Commitment Letter shall be void without recourse to the parties hereto, time being of the essence. The Effective Date of this Commitment Letter shall be the date on which the Lender receives such executed copy and the Report Deposit Fee.


     19.  General Provisions:

     (a) Upon its acceptance of the Commitment Letter by the Borrower and Guarantor, as, when and in the manner provided for above, this Commitment Letter and all the terms, covenants, conditions and other provisions hereof shall be binding upon, and inure to the benefit of, the parties and their respective executors, administrators, personal representatives, heirs, successors and, in the case of Lender, assigns and, in the case of Borrower and Guarantor, permitted assigns;

     (b) Borrower represents and warrants that the statements contained herein and in all documentation provided to Lender and all other representations and statements made by or on behalf of Borrower or Guarantors to Lender in connection with the application for and closing of the Loan are true and complete and do not omit any fact or information material to Lender's evaluation of said application and of Borrower's and Guarantor's credit worthiness or compliance with the conditions for the closing of the Loan. Borrower acknowledges that Lender will rely on this warranty and representation in making the Loan if Borrower or Guarantor has made any material misrepresentation in connection with this Commitment for and/or closing of the Loan, and such shall be a default under the Loan Documents entitling the Lender to exercise any and all rights upon a default under the Loan Documents. In addition, if the Loan has not closed and Lender elects to terminate its commitment to make the Loan due to any material misrepresentation as provided above, then notwithstanding any other provision of this Commitment Letter to the contrary, the Report Deposit Fee shall be retained by Lender as reasonable liquidated damages and as its sole remedy, other than the right to collect from Borrower and Guarantors the out-of-pocket costs and expenses for which Borrower is responsible under the terms of this Commitment Letter;

     (c) Lender reserves the right to waive, in whole or in part, any of the covenants and obligations on the Borrower's part to be performed hereunder and any Conditions Precedent to the obligations of Lender contained herein, all of which have been inserted for the benefit of the Lender. Borrower shall permit Lender and its representatives (including, without limitation, environmental audit agents to inspect the Collateral from time to time upon reasonable notice to the Borrower) and shall provide Lender and its representatives with information and documentation reasonably requested;

     (d) This Commitment Letter shall be deemed to contain all of the terms and understandings between Lender, Borrower and Guarantors with respect to the Loan and shall supersede any and all prior understandings, instruments and agreements, written or oral, relating thereto. The foregoing notwithstanding, this Commitment Letter is intended to serve only as a substantive outline of the documentation required by the Lender prior to and at Closing. It is also possible that substantive terms of this transaction may be changed in order to reflect or account for changes in the statutory or regulatory authorities governing the subject matter of the transaction;

     (e) The Lender shall not be bound by any modification, amendment or change in the terms hereof, and shall not be deemed to have waived any of its rights or the conditions to its obligations hereunder unless the same shall be in writing, signed by the Lender and sent or delivered to the Borrower;

     (f) All notices and communications required or permitted to be given hereunder shall be in writing and sent by certified mail, overnight courier or facsimile to Borrower and Lender as follows:

          Lender:        CNB Capital, Inc.
                         55 Bridge Street
                         Manchester, NH 03101
                         Attn: Closing Department

          with copy to:  Daniel D. Muller, Esquire
                         PEABODY & BROWN
                         889 Elm Street
                         Manchester,  NH 03101

          Borrower:      NevStar Gaming & Entertainment Corporation
                         P.O. Box 96807
                         Las Vegas,  NV  89193-6807
                         Attn: Michael Signorelli

          with copy to:  Kenneth D. Polin, Esquire
                         ZEVNIK, HORTON, GUIBORD, McGOVERN, PALMER
                         & FOGNANI, L.L.P.
                         101 West Broadway
                         Seventeenth Floor
                         San Diego, CA  92101

     (g) This Commitment Letter shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New Hampshire without reference to its principles of conflicts of laws. The parties hereto further agree that they and all such disputes to this commitment, and any costs relating to such disputes, shall be subject to the exclusive jurisdiction of the courts of the State of New Hampshire. The Mortgage and other Loan Documents and any subordination agreements and estoppel letters shall be governed by, and construed, interpreted and enforced in accordance with the laws of the state in which the Real Estate is located without reference to its principles of conflicts of laws, and any disputes regarding the Loan Documents shall be subject to the exclusive jurisdiction of the courts of the state in which the Real Estate is located;

     (h) Whenever this Commitment Letter or any of the Loan Documents provide for an election, approval, acceptance or consent by Lender or that matters shall be satisfactory or acceptable to Lender, such election, approval, acceptance or consent and such satisfaction or acceptability may be given, withheld or determined by Lender or Lender's Counsel in their sole and absolute discretion unless a different standard (e.g., Lender's reasonable opinion) is specifically and expressly provided;

     (i) In the event of any material default by Borrower and Guarantor during the term of this Commitment Letter, the Lender, in addition to all other rights and remedies, may terminate this Commitment Letter and all rights and obligations of the Lender thereunder;

     (j) This Commitment Letter may also be terminated by Lender in the event of any of the following:


          (i) If Borrower or Guarantor shall fail to comply with any of the terms or conditions hereof;

          (ii) In the event of a sale, conveyance or other disposition of any of the Collateral except as otherwise expressly provided for herein; or

          (iii)In the event of a materially adverse change in the financial condition of Borrower or the Guarantor;

     (k) Borrower and Guarantor expressly acknowledge that this commitment has been issued before the Lender has had an opportunity to complete its business, credit and legal analysis of the loan. Borrower and Guarantor expressly agree that the Lender, in Lender's sole and absolute discretion, may, as a result of further investigation, decide to modify any one or more or all of the terms, conditions, and other provisions hereof or not to proceed with the loan, that any such decision shall be binding and conclusive on the Borrower and the Guarantor;

     (l) The term "Debt Service Coverage Ratio" shall mean the ratio of the total of all payments becoming due on the Loan (whether for principal, interest or other sums or charges for any period to Borrower's Net Operating Income from the Collateral during the same period. Net Operating Income for any period is determined by subtracting the following from gross income:

          (i)  Reserves for capital expenditures;

          (ii) Income from occupied space exceeding the average market rent and/or average occupancies for the local market in which this Real Estate is located;

         (iii) Required reserves and escrow payments;

          (iv) Nonrecurring income and expense items;

           (v) Operating and ownership costs for the Collateral for the period in question;

          (vi) Market or standard required underwriting vacancies (normally
               5%);

         (vii) A reserve for management fees if existing fees are below market or if there is no third party manager (normally 3%);

     (m) Borrower acknowledges that Lender intends to sell the Loan and securitize the Loan through a real estate mortgage investment conduit or similar securitization vehicle. All certificates, opinions, reports, documents and other information supplied to Lender is deemed to run in favor of any successors and assigns of the Loan, and any underwriter or purchaser of or any trustee with respect to securities issued in connection with the sale of this Loan, or any rating agency responsible for rating such securities from time to time. At Lender's request, any such documents or information shall state that they run in favor of such successors and assigns and Borrower agrees to be bound by any additional requirements Lender may impose to complete such sale and securitization; and

     (n) All appraisals, reports or opinions to be submitted to the Lender pursuant to this Commitment Letter shall be addressed to "CNB Capital, Inc. and its successors and assigns."


                                   Very truly yours,

                                   CNB CAPITAL, INC.



                                   By:
                                        John R. Halle
                                        Its Duly Authorized President

The foregoing Commitment Letter with all of the exhibits and schedules thereto are hereby accepted and agreed to and the undersigned expressly agree to be bound by all of the terms, covenants, conditions and other provisions thereof
this        day of September, 1998.


NevStar Gaming & Entertainment          NevStar Gaming & Entertainment
Corporation                             Corporation




By://Brent Duncan                           By://Michael Signorelli
Witness Treasurer and                        Michael Signorelli, its
        Chief Financial Officer              Chairman of the Board



By:                                     By:
Witness Brent Duncan                    Michael Signorelli (Individually)